UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Equity Incentive Plan

On July 30, 2018, Singapore eDevelopment Limited, the stockholder holding a majority of the issued and outstanding common stock of HotApp Blockchain Inc. (the “Company”), approved the adoption of the 2018 HotApp Blockchain Inc. Equity Incentive Plan (the “Plan”), following the approval of the Plan by the Company’s Board of Directors. The Plan shall be effective immediately, for the benefit of the directors, officers, employees and consultants of the Company and its affiliates. The Plan provides for the grant of options and/or other stock-based or stock-denominated awards.  Subject to adjustment in accordance with the terms of the Plan, 50,000,000 shares of Common Stock of the Company have been reserved for issuance pursuant to awards under the Plan. The Plan will be administered by the Company’s Board of Directors.

This Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference thereto.

Item 5.07
Submission of Matters to a Vote of Security Holders.

On July 30, 2018, Singapore eDevelopment Limited, the stockholder holding a majority of the Company’s issued and outstanding common stock, approved the adoption of the Plan following the approval of the Plan by the Company’s Board of Directors, as described in Item 5.02, above, and as incorporated herein by reference thereto.

Item 9.01
Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
10.1	HotApp Blockchain Inc. 2018 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTAPP BLOCKCHAIN INC.

Dated: August 3, 2018	By:	/s/ Conn Flanigan
	Name:	Conn Flanigan
	Title:	Secretary and Director